EXHIBIT 5.1 - LEGAL OPINION
                              BOND & TAYLOR, L.L.P
                             1021 Main, Suite 1220
                              Houston, Texas 77002

                                  July 13, 1999

Texoil, Inc.
110 Cypress Station Dr., Suite 220
Houston, Texas 77090

Ladies and Gentlemen:

      We have acted as counsel for Texoil, Inc. (the "COMPANY") in connection with the registration under the Securities Act of 1933, as amended, of 6,141,044 issued and outstanding shares of the Company's $.01 par value common stock (the "COMMON STOCK"), as well as 676,202 shares of Common Stock issuable upon the exercise of certain options and warrants, all on Form S-3, as amended.

      We have examined the Company's Articles of Incorporation, as amended, its Bylaws, as amended and the record of its corporate proceedings with respect to the registration described above. In addition, we have examined such other certificates, agreements, documents and papers, and we have made such other inquiries and investigations of law as we have deemed appropriate and necessary in order to express the opinion set forth in this letter. In our examinations, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, photostatic, or conformed copies and the authenticity of the originals of all such latter documents. In addition, as to certain matters we have relied upon certificates and advice from various state authorities and public officials, and we have assumed the accuracy of the material and the factual matters contained therein.

      Subject to the foregoing, it is our opinion that the shares of Common Stock, transfer of which is being registered by the Company at the current time, and will be, if and when issued, sold and delivered as described in the Company's Registration Statement on Form S-3, as amended (the "REGISTRATION STATEMENT"), legally issued, fully paid and non-assessable shares of the Company's Common Stock.

      We hereby consent (i) to be named in the Registration Statement, as amended, and in the prospectus that constitutes a part thereof, as the attorneys passing upon the validity of the issuance of the Common Stock on behalf of the Company and, (ii) to the filing of this opinion as an Exhibit to the Company's Registration Statement, as amended.

      This opinion is to be used solely for the purpose of the registration of the Common Stock and may not be used for any other purpose.

                                          Sincerely yours,

                                          BOND & TAYLOR, L.L.P.
                                          By:     /S/ ADRIENNE RANDLE BOND
                                                  Adrienne Randle Bond